UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2019

Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Galloping Hill Road, Kenilworth, NJ	07033
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (908) 740-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.  Results of Operations and Financial Condition.

The following information, including the exhibits hereto, is being furnished pursuant to this Item 2.02.

Incorporated by reference is a press release issued by Merck & Co., Inc. (the “Company”) on April 30, 2019, regarding earnings for the first quarter of 2019, attached as Exhibit 99.1.  Also incorporated by reference is certain supplemental information not included in the press release, attached as Exhibit 99.2.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The Company has approved a new global restructuring program (the “2019 Restructuring Program”) as part of a global initiative focused primarily on further optimizing the Company’s manufacturing and supply network, as well as reducing its global real estate footprint.  This program is a continuation of the Company’s plant rationalization and builds on prior restructuring programs.  The Company will continue to evaluate its global footprint and overall operating model, which could result in the identification of additional actions over time.

The actions contemplated under the 2019 Restructuring Program are expected to be substantially completed by the end of 2023, with the cumulative pretax costs to be incurred by the Company to implement the 2019 Restructuring Program estimated to be approximately $800 million to $1.2 billion. The Company estimates that approximately 55% of the cumulative pretax costs will result in cash outlays, primarily related to employee separation expense and facility shut-down costs. Approximately 45% of the cumulative pretax costs will be non-cash, relating primarily to the accelerated depreciation of facilities to be closed or divested.

The Company expects to record GAAP (Generally Accepted Accounting Principles) charges of approximately $500 million related to the 2019 Restructuring Program in 2019, including $187 million in the first quarter. The Company’s non-GAAP financial results will not be affected by these charges.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1          Press release issued April 30, 2019, regarding earnings for the first quarter of 2019

Exhibit 99.2          Certain supplemental information not included in the press release

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued April 30, 2019, regarding earnings for the first quarter of 2019

99.2	Certain supplemental information not included in the press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: April 30, 2019	By:	/s/ Faye C. Brown
FAYE C. BROWN
Senior Assistant Secretary